Exhibit 107 to Form
F-10
EX-FILING
FEES
Calculation of Filing Fee Tables

Form F-10	Form F-3
(Form Type)	(Form Type)

BROOKFIELD ASSET MANAGEMENT LTD. BAM FINANCE (CANADA) INC.	BAM FINANCE LLC
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Debt	Debt Securities of Brookfield Asset Management Ltd.	457(o)	(1)	(1)

	Equity	Class A Preference Shares of Brookfield Asset Management Ltd.	457(o)	(1)	(1)

	Equity	Class A Limited Voting Shares of Brookfield Asset Management Ltd.	457(o)	(1)	(1)

	Other	Subscription Receipts of Brookfield Asset Management Ltd.	457(o)	(1)	(1)

	Other	Warrants of Brookfield Asset Management Ltd.	457(o)	(1)	(1)

	Debt	Debt Securities of BAM Finance (Canada) Inc.	457(o)	(1)	(1)

	Debt	Debt Securities of BAM Finance LLC	457(o)	(1)	(1)

	Debt	Guarantees of Debt Securities of BAM Finance (Canada) Inc.	457(n)	(2)	(2)

	Debt	Guarantees of Debt Securities of BAM Finance LLC	457(n)	(2)	(2)

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$2,500,000,000	0.00015310	$382,750

Fees Previously Paid	—	—	—	—	—	—		—

	Total Offering Amounts					$2,500,000,000		$382,750

	Total Fees Previously Paid							—

	Total Fee Offsets							$36,900

	Net Fee Due							$345,850
(1) There are being registered under this registration statement on Forms
F-10
and
F-3
(this “Registration Statement”) such indeterminate number of (i) debt securities of Brookfield Asset Management Ltd. (“BAM”), BAM Finance (Canada) Inc. (“BFC”) and BAM Finance LLC (“BFL”); (ii) guarantees by BAM of the debt securities issued by BFC and BFL; and (iii) Class A Preference Shares issuable by BAM (“BAM Preference Shares”), Class A Limited Voting Shares (“BAM Class A Shares”) issuable by BAM, subscription receipts (“Subscription Receipts”) issuable by BAM and warrants (“Warrants”) issuable by BAM, in each case, in offerings from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $2,500,000,000 (in U.S. dollars or the equivalent thereof in
non-U.S.
currencies). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the applicable registrant(s) and/or the selling securityholders in connection with the sale of such securities. In addition, pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the BAM Class A Shares being registered hereunder include such indeterminate number of such securities as may be issuable with respect to the BAM Class A Shares as a result of stock splits, stock dividends, or similar transactions.
(2) The guarantees being registered hereon are being sold without separate consideration. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee for the guarantees is payable.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Brookfield Asset Management Ltd.	F-10	333-279599	May 22, 2024		$36,900(1)	Unallocated (Universal) Shelf	(1)	(1)	$250,000,000

Fee Offset Sources	Brookfield Asset Management Ltd.	F-10	333-279599		May 22, 2024						$36,900(1)
(1) BAM previously filed a registration statement on
Form F-10 (File
No. 333-279599),
filed on May 22, 2024 and declared effective on June 11, 2024 (the “Previous Registration Statement”), which registered an indeterminate number of securities to be sold by BAM and had an aggregate initial offering price not to exceed US$
1,000,000,000
. The Previous Registration Statement was not fully used, resulting in $
250,000,000
as the unsold aggregate offering amount. This unused amount represents 25% of the $147,600 of the registration fees on the Previous Registration Statement and results in a fee offset of $
36,900
. BAM has terminated or completed any offerings that included the unsold securities under the Previous Registration Statement.